Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Third Fiscal Quarter Results

SAN JOSE, Calif.—October 27, 2016—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its third fiscal quarter ended September 30, 2016.

Total revenues for the third fiscal quarter of 2016 totaled $27.3 million, up 2% from $26.7 million for the second fiscal quarter of 2016 and up 14% from $23.9 million for the third fiscal quarter of 2015. Design-to-silicon-yield solutions revenue for the third fiscal quarter of 2016 totaled $18.6 million, down 10% from $20.6 million for the second fiscal quarter of 2016 and up 8% from $17.2 million for the third fiscal quarter of 2015. Gainshare performance incentives revenue for the third fiscal quarter of 2016 totaled $8.7 million, up 42% from $6.1 million for the second fiscal quarter of 2016 and up 31% from $6.6 million for the third fiscal quarter of 2015.

On a GAAP basis, net income for the third fiscal quarter of 2016 was $1.9 million, or $0.06 per basic and diluted share, compared to $2.2 million, or $0.07 per basic and diluted share, for the second fiscal quarter of 2016, and compared to $1.5 million, or $0.05 per basic and diluted share, for the third fiscal quarter of 2015.

Cash and cash equivalents were $118.5 million at September 30, 2016, compared to $126.2 million at December 31, 2015.

Non-GAAP net income for the third fiscal quarter of 2016 was $5.4 million, or $0.17 per diluted share, compared to $5.3 million, or $0.17 per diluted share, for the second fiscal quarter of 2016, and compared to $5.8 million, or $0.18 per diluted share, for the third fiscal quarter of 2015. EBITDAR for the third quarter of 2016 was $7.2 million, compared to $7.1 million for the second fiscal quarter of 2016, and compared to $7.4 million for the third fiscal quarter of 2015.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://ir.pdf.com/events.cfm. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below. For a more detailed reconciliation of the adjustments made to comparable GAAP measures, please refer the “GAAP to Non-GAAP and EBITDAR Reconciliation” provided in the Investor Relations section of our website at http://ir.pdf.com/sec.cfm.

Forward-Looking Statements

The statements made on the conference call regarding PDF Solutions' financial results for its third fiscal quarter ended September 30, 2016, including the success of any new products, continued or increased adoption of the Company’s solutions, and the Company's future expected financial results, are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at gainshare-covered facilities; adoption of the Company's new and existing solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2015, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions enables customers to reduce the time to market of integrated circuits (“ICs”), lower the cost of IC design and manufacturing and improve profitability. The Company has developed proprietary products and provides services that target the entire Process Life Cycle, which is a term used to mean the time from technology development and the design of an IC to volume manufacturing of that IC to product assembly and test.

PDF Solutions’ products and services consist of proprietary test structures and electrical test systems, physical intellectual property, enterprise platform software and professional services. The Company’s Characterization Vehicle® (CV®) electrical test chip infrastructure provides core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. The Design-for-Inspection™ (DFI™) solution extends the Company’s electrical characterization technologies into the e-beam measurement of extremely dense test structures, or DFI cells, across an entire fabrication process. Proprietary Template™ layout patterns for standard cell libraries optimize area, performance, and manufacturability for designing IC products. The Exensio™ platform for big data unlocks relevant, actionable information buried in wafer fabrication, process control and test data. The Exensio platform is available either on-premise or via software as a service (SaaS).

Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. PDF Solutions is listed on The NASDAQ National Market under the ticker symbol PDFS. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle, CV, PDF Solutions, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. Design-for-Inspection, DFI, Exensio and Template are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands)

	September 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$118,534	$126,158
Accounts receivable, net	44,023	33,438
Prepaid expenses and other current assets	5,163	3,655
Total current assets	167,720	163,251
Property and equipment, net	18,192	11,325
Deferred tax assets	10,201	10,299
Goodwill	215	215
Intangible assets, net	4,411	5,028
Other non-current assets	9,413	1,651
Total assets	$210,152	$191,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$947	$1,293
Accrued compensation and related benefits	5,190	4,812
Accrued and other current liabilities	3,077	2,382
Deferred revenues - current portion	8,399	4,702
Billings in excess of recognized revenue	73	1,267
Total current liabilities	17,686	14,456
Long-term income taxes payable	2,859	2,540
Other non-current liabilities	657	466
Total liabilities	21,202	17,462

Stockholders’ equity:
Common stock and additional paid-in-capital	277,503	266,013
Treasury stock at cost	(53,726)	(50,383)
Accumulated deficit	(33,614)	(39,780)
Accumulated other comprehensive loss	(1,213)	(1,543)
Total stockholders’ equity	188,950	174,307
Total liabilities and stockholders’ equity	$210,152	$191,769

PDF SOLUTIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015

Revenues:
Design-to-silicon-yield solutions	$18,552	$20,574	$17,246	$57,704	$49,557
Gainshare performance incentives	8,707	6,114	6,632	21,324	24,348
Total revenues	27,259	26,688	23,878	79,028	73,905

Costs of Design-to-silicon-yield solutions:
Direct costs of Design-to-silicon-yield solutions	11,366	10,558	10,172	32,034	28,863
Amortization of acquired technology	86	96	80	278	80
Total costs of Design-to-silicon-yield solutions	11,452	10,654	10,252	32,312	28,943
Gross profit	15,807	16,034	13,626	46,716	44,962

Operating expenses:
Research and development	7,017	7,060	5,173	20,388	13,698
Selling, general and administrative	5,548	5,094	5,665	15,766	15,336
Amortization of other acquired intangible assets	106	117	89	340	89
Total operating expenses	12,671	12,271	10,927	36,494	29,123

Income from operations	3,136	3,763	2,699	10,222	15,839
Interest and other income (expense), net	(101)	(51)	64	(388)	166
Income before income taxes	3,035	3,712	2,763	9,834	16,005
Income tax provision	1,145	1,498	1,269	3,668	6,395
Net income	$1,890	$2,214	$1,494	6,166	9,610

Net income per share:
Basic	$0.06	$0.07	$0.05	0.20	0.31
Diluted	$0.06	$0.07	$0.05	0.19	0.30

Weighted average common shares:
Basic	31,413	31,276	31,516	31,286	31,458
Diluted	32,373	32,023	32,106	32,040	32,266

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015
GAAP net income	$1,890	$2,214	$1,494	$6,166	$9,610
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,977	2,291	2,564	7,935	7,118
Previously impaired deferred costs (1)	-	-	-	-	(1,892)
Amortization of acquired technology	86	96	80	278	80
Amortization of other acquired intangible assets	106	117	89	340	89
Acquisition costs (2)	-	-	290	-	772
Acquisition related contingent earn-out (2)	-	-	475	-	475
Acquisition related deferred revenue adjustment (2)	3	50	501	168	501
Non-cash portion of income tax expense	331	528	270	1,157	3,115
Non-GAAP net income	$5,393	$5,296	$5,763	$16,044	$19,868

GAAP net income per diluted share	$0.06	$0.07	$0.05	$0.19	$0.30
Non-GAAP net income per diluted share	$0.17	$0.17	$0.18	$0.50	$0.62

Shares used in diluted shares calculation	32,373	32,023	32,106	32,040	32,266

PDF SOLUTIONS, INC.
RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)
(In thousands, except per share amounts)

	Three months ended			Nine months ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2016	2016	2015	2016	2015

GAAP net income	$1,890	$2,214	$1,494	$6,166	$9,610
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	2,977	2,291	2,564	7,935	7,118
Previously impaired deferred costs (1)	-	-	-	-	(1,892)
Amortization of acquired technology	86	96	80	278	80
Amortization of other acquired intangible assets	106	117	89	340	89
Acquisition costs (2)	-	-	290	-	772
Acquisition related contingent earn-out (2)	-	-	475	-	475
Acquisition related deferred revenue adjustment (2)	3	50	501	168	501
Depreciation expense	960	859	682	2,584	1,919
Income tax provision	1,145	1,498	1,269	3,668	6,395
EBITDAR	$7,167	$7,125	$7,444	$21,139	$25,067

(1) As announced on September 29, 2014, we were unable to close two Design-to-silicon-yield solutions contracts, which restricted our ability to book revenue relating to work on these projects and required us to impair previously deferred costs of $1.9 million in the three months ended September 30, 2014. As reported on January 7, 2015, in the three months ended March 31, 2015, we executed those two contacts, which increased our Design-to-Silicon-Yield Solutions revenue in the quarter by approximately $6.0 million. Reinstatement of previously impaired costs is not allowed under US GAAP. Accordingly, in order to match the revenue and the cost associated with these two contracts, management has included these costs in the current period as a non-GAAP reconciling item.

(2) As announced on July 20, 2015, the Company completed the acquisition of Syntricity, Inc., the industry leading hosted solution for characterization and yield management. In relation to this acquisition, the company incurred direct acquisition costs, acquisition related contingent earn-out and recorded an adjustment to reduce revenue recognized from deferred revenue arising from the acquisition. Accordingly, for non-GAAP purposes, the Company is excluding these expenses and the reduction to revenue in order to provide better comparability between periods.